UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2007
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2007, Navarre Corporation (the “Company”) entered into an amendment to Eric H. Paulson’s Employment Agreement dated November 1, 2001. This amendment provides that certain variable amounts that the Company was obligated to reimburse to Mr. Paulson, or to have the Company pay directly to third parties on his behalf, for three years following the expiration of his employment agreement and his retirement as an officer of the Company shall instead be fixed and paid on a monthly basis for three years beginning in October 2007. The amount of these monthly payments to Mr. Paulson was determined using applicable historical data regarding these obligations and shall be $6,049. Except as to those items described herein, the material terms and conditions of Mr. Paulson’s employment agreement remain unchanged.
The foregoing summary of the amendment to Mr. Paulson’s employment agreement is qualified in its entirety by the terms of the amendment, a copy of which is attached hereto as Exhibit 99.2 to this Form 8-K and is hereby incorporated by reference.
(b) On March 31, 2007, the term of Eric H. Paulson’s employment pursuant to his November 1, 2001 Employment Agreement expired and Mr. Paulson voluntarily resigned his position as an executive officer of the Company. Mr. Paulson will continue in his position as Chairman of the Company’s Board of Directors.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibits are filed with this document:
           Exhibit
99.1	Amendment to Employment Agreement Dated March 30, 2007, by and between Navarre Corporation and Eric H. Paulson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: April 3, 2007	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Employment Agreement Dated March 30, 2007, by and between Navarre Corporation and Eric H. Paulson